                                  EXHIBIT 10.14

                          AMENDMENT TO THE SUPPLEMENTAL
                          SECURITIES PURCHASE AGREEMENT

        This agreement is made as of March 31, 1999 by and among Krauses's Furniture, Inc., a Delaware corporation (the "Company"), General Electric Capital Corporation, a New York corporation ("GECC"), and Japan Omnibus Ltd., an international business incorporated in the British Virgin Islands ("JOL").

        Whereas, the Company, GECC and JOL are parties to the Supplemental Securities Purchase Agreement, dated as of August 14, 1997 (the "Supplemental Purchase Agreement"), which provided for the purchase and sale of the New Securities and amended and restated certain provisions of the Original Agreement (all capitalized terms not defined herein shall have the meanings set forth in the Supplemental Purchase Agreement).

        Whereas, the parties hereto have agreed to amend and restate the provisions of the Notes and to replace the Notes with amended notes in the same initial principal amounts in the forms attached hereto as Exhibits A - E (the "Amended Notes").

        Whereas, the parties hereto have further agreed to amend certain financial covenants contained in Section 6.2 of the Supplemental Purchase Agreement.

        Intending to be legally bound and in consideration of the mutual covenants and obligations contained herein and in the Supplemental Purchase Agreement, the parties agree as follows:

        1. Any reference in the Supplemental Purchase Agreement to "Note" or "Notes" shall mean an Amended Note or the Amended Notes.

        2. Effective as of January 30, 1999, Section 6.2 Financial Covenants shall be amended in its entirety to read as follows:

                      6.2. Financial Covenants. For purposes of this Section
               6.2, "fiscal year" and "fiscal quarter" are both measured on the basis of the fiscal year of the Company ending on the Sunday closest to the last day of January of the succeeding calendar year as determined by the 52/53 week retail fiscal year.1

                      (a) The Company will not permit its Consolidated Net Worth at the end of any fiscal quarter to be less than the amount set forth below for such fiscal quarter, provided that, upon any public or private offering of capital stock of the Company for the Company's account, the amounts set forth below for fiscal quarters subsequent to such offering shall be adjusted upward by an amount equal to the net proceeds of any such offering multiplied by 0.9:

                 Year             Q1           Q2             Q3            Q4
                 ----          -------       -------        -------       -------
                 1998            N/A           N/A            N/A         11.5 MM
                 1999          11.5 MM       11.5 MM        11.5 MM       13.0 MM
                 2000          14.5 MM       16.5 MM        19.0 MM       21.0 MM
                 2001          23.5 MM       26.0 MM        28.5 MM       31.0 MM
                 2002          34.0 MM       37.0 MM        40.0 MM         N/A

------------------------
1 E.g. Fiscal year 1999 is the twelve-month period ending 1/30/2000 and the fiscal quarters of fiscal year 1999 are the quarterly periods ending 5/02/99, 8/01/99, 10/31/99 and 1/30/00.





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

                      (b) The Company will not incur, create, assume or permit to exist any Indebtedness at the end of any fiscal quarter if such Indebtedness would result in a ratio of Consolidated Total Indebtedness to Consolidated Net Worth of more than the amount for such fiscal quarter indicated set forth below:

                 Year             Q1           Q2             Q3            Q4
                 ----          -------       -------        -------       -------
                 1999           2.75          2.75           2.75           2.45
                 2000           2.10          1.75           1.50           1.30
                 2001           1.10          1.00           1.00           1.00
                 2002           1.00          1.00           1.00           N/A


                      (c) The Company will not permit its Fixed Charge Ratio at the end of any fiscal quarter to be less than the amount set forth below for such fiscal quarter:

                 Year             Q1           Q2             Q3            Q4
                 ----          -------       -------        -------       -------
                 1998            N/A           N/A            N/A           0.85
                 1999            .95           1.05          1.15           1.20
                 2000            1.25          1.30          1.35           1.40
                 2001            1.45          1.45          1.45           1.45
                 2002            1.45          1.45          1.45           N/A

                      (d) The Company and its Subsidiaries will not make capital expenditures (net of any sale leasebacks incurred within such fiscal year) in excess of the amounts set forth below for the fiscal years indicated:


                              1998                                $ 7,600,000
                              1999                                $10,000,000
                              2000                                $ 9,000,000
                              2001                                $ 8,000,000
                              20022                               $ 4,000,000(2)


Any amount not spent in any one fiscal year may be spent in a succeeding fiscal year, subject to the Company's annual business plan.


----------------
(2) Applicable to the first two fiscal quarters of 2002.





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




        IN WITNESS WHEREOF, the Company, GECC and JOL have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.




                 KRAUSE'S FURNITURE, INC.

                 By:  /s/ ROBERT A. BURTON
                     -----------------------------------------------------------
                     Name:  Robert A. Burton
                     Title: Executive Vice President and Chief Financial Officer

                 GENERAL ELECTRIC CAPITAL CORPORATION


                 By:  /s/ GEORGE L. HASBARGER, JR.
                     -----------------------------------------------------------
                     Name:  George L. Hashbarger, Jr.
                     Title: Department Operations Manager

                 JAPAN OMNIBUS LTD.

                 By: JAMES R. HODGE
                     -----------------------------------------------------------
                     Name:  James R. Hodge
                     Title: Portfolio Manager










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